FINAL TRANSCRIPT

Conference Call Transcript

CASY - Q2 2005 Casey’s General Stores Earnings Conference Call

Event Date/Time: Dec. 08. 2004 / 9:30AM CT

Event Duration: N/A

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FINAL TRANSCRIPT

CASY - Q2 2005 Casey’s General Stores Earnings Conference Call

CORPORATE PARTICIPANTS

Bill Walljasper

Casey’s General Stores, Inc. - CFO, VP

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to your Casey’s General Stores second-quarter earnings conference call. At this time all participants are in a listen-only mode. We will be conducting a question-and-answer session at the end of today’s conference. (OPERATOR INSTRUCTIONS) As a reminder this call is being recorded for replay purposes.

I would now like to turn the presentation over to our host for today Mr. Bill Walljasper, Chief Financial Officer.

Bill Walljasper - Casey’s General Stores, Inc. - CFO, VP

Good morning, and thank you for joining us to discuss Casey’s results for the second quarter of fiscal 2005 ended October 31st. I am Bill Walljasper, Ron Lamb CEO, Bob Myers President and Chief Operating Officer and John Harmon, Senior Vice President are also here. I hope all of you have already seen the press release; if you haven’t please let me know and I will make sure a copy is forwarded to you.

Before I begin I will remind you that certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As discussed in the press release and in the 2004 annual report such forward-looking statements involve known and unknown risk, uncertainties and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

I’ll take a few minutes to summarize the quarter and then open for questions. As most of you have already seen our earnings in the second quarter were 22 cents down from 32 cents a year ago. Year-to-date earnings compared with 60 cents the previous midyear. This 10 cent differential is primarily due to two areas, gasoline and cigarettes. We experienced a challenging gasoline environment in the second quarter. Rising wholesale prices during the second half of the quarter put pressure on our margin. As a result our gas margin was 9.7 cents in the quarter, well below the 11.9 cent margin we experienced a year ago. This difference represented approximately 7.5 cents per share.

Gross profit in this category was down 4.8 million to 25.2 million. However, despite significantly higher retail prices our same-store sales were up nearly 1 percent in the quarter. Year-to-date same-store sales were nearly flat with an average margin of 10.8 cents per gallon above our annual goal of 10.5 cents. The average retail price of gasoline was $1.80 this quarter compared with $1.51 a

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FINAL TRANSCRIPT

CASY - Q2 2005 Casey’s General Stores Earnings Conference Call

year ago. During the quarter our credit card fees were higher as a result of higher gasoline prices. We estimate that effect of approximately a half $1 million. Combined with the gasoline margin the effect is nearly 8.5 cents per share.

In the grocery and other merchandise category sales continue to gain ground. In the quarter total sales were up 7 percent with same-store sales up 4.7. The average margin for the quarter was 30.8 percent. Through the first six months total sales were up 5.5 percent to 384.2 million. Same-store sales were up 3.3 percent with an average margin of 31. We were pleased with the gains that we were making in this category — our margin shortfall in the quarter was primarily due to changes the tobacco manufacturers made in their wholesale programs a year ago. This represented approximately 1.5 cents per share.

We continue to respond to these changes, and year-to-date we have made up for over two-thirds of the previous reductions at retail display allowances. We are optimistic we will continue to gain ground in this area.

Prepared food continues to perform exceptionally well; total sales are up 13.4 percent in the quarter with an average margin of 60.4 percent. Same-store sales were up 8.8 percent in the quarter. Year-to-date sales increased 11.7 percent to 105.9 million with an average margin of 59.6. We are nearly at our goal of 60 percent margin despite still being affected by higher cheese prices. Year-to-date gross profit was up 7.7 percent to 63.1 million. Our cost of cheese averaged $1.69 per pound this quarter compared with $1.48 a year ago. Currently our cost of cheese is $1.70 a pound.

At the end of the quarter we had 740 stores with point of sale and we are confident we will exceed our goal of 900 stores by the end of the fiscal year. We should also have hand-held scanners rolled out in approximately 900 to 1000 stores by the end of the fiscal year. These units will be used by store managers to enhance inventory measures for products that are delivered directly to our stores. We have been able to use the information gained from point of sale to initiate a store reset to improve shelf space allocation and product selection. Early indications are positive.

Operating expenses for the quarter were up 8.2 percent primarily due to a nearly 30 percent increase in bank charges from a substantial rise in credit card transactions and customers using these credit cards to purchase more expensive gasoline. Through six months inside sales were up 6.8 percent while gross profit was up 3.5 percent.

Our balance sheet continues to be strong. At October 31, cash and cash equivalents increased to 59.5 million and shareowners equity rose to 462 million, up 22.2 million. We continue to pay down debt, long-term debt net at current maturities were down 16.7 million to 127.5 million. Our long-term debt to total capital ratio was 26 percent.

Cash flow from operations is 73.1 million compared to 61.1 million at this time last year. We have used 40.7 million for capital expenditures this year compared to 40.8 million a year ago. We anticipate capital expenditures to increase over the upcoming quarters as we begin to close on more acquisitions. Year-to-date we built 5 new stores, closed on 4 acquisitions, have written agreements for another 25 and have 5 verbal agreements pending. We will close on the majority of the written agreements in this third quarter.

That concludes my review of the quarter. We will now take your questions.

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QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Mr. Walljasper, you have no questions at this time.

Bill Walljasper - Casey’s General Stores, Inc. - CFO, VP

Just a reminder for everybody that we will release same-store sales for the month of November next Wednesday, December 15. We hope you all have a nice holiday and thank you for joining us.

Operator

Thank you for your participation. This concludes the conference and you may now disconnect.

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